                                                                     EXHIBIT (A)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1993-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAA7
                      Class B Certificate CUSIP #25466KAB5


Trust Distribution Date: February 17, 1998  Due Period Ending:  January 31, 1998

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

          Series  1993-1                               Total           Interest      Principal
             Class A      33 days at 5.863750000%  $5.375104167    $5.375104167    $0.000000000

             Class B      30 days at 5.300000000%  $4.416666667    $4.416666667    $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

      (a) Aggregate Investor Interest                       $15,620,535,676.00
          Seller Interest                                    $4,385,046,491.29

          Total Master Trust                                $20,005,582,167.29


      (b) Group One Investor Interest                       $13,070,535,676.00

      (c) Group Two Investor Interest                        $2,550,000,000.00

      (d) Series 1993-1 Investor Interest                      $797,873,000.00

      (e) Class A Investor Interest                            $750,000,000.00

          Class B Investor Interest                             $47,873,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                             Finance Charge      Principal                 Yield
                                                              Collections       Collections             Collections

      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                    $235,447,913.11    $2,214,202,625.55            $0.00

          Seller                                            $77,024,433.43      $724,354,276.33            $0.00

      (b) Group One Allocation                             $197,013,814.50    $1,852,760,126.61            $0.00

      (c) Group Two Allocation                              $38,434,098.61      $361,442,498.94            $0.00

      (d) Series 1993-1 Allocations                         $12,030,185.35      $113,134,440.72            $0.00

      (e) Class A Allocations                               $11,311,498.95      $106,375,759.85            $0.00

          Class B Allocations                                  $718,686.40        $6,758,680.87            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                              Deposits into the
                              SPFAs This        SPFA    Deposit Deficit  Investment
                              Due Period       Balance    Amount          Income

          Series 1993-1          $0.00         $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                     Total Payments
                                   Amount Paid     Deficit Amount    Through This
                                 This Due Period   This Due Period    Due Period

          Series 1993-1                 $0.00           $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                Deposits Into the
                                                  SIFAs This
                                                  DuePeriod      SIFA Balance

          Series 1993-1                        $4,242,767.21            $0.00

7.   Pool Factors
     ------------

                                                                 This Due Period

          Class A                                                1.00000000

          Class B                                                1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                     Cumulative
                                                                  Investor Charged-Off
                                                This Due Period        Amount

      (a) Group One                           $84,424,267.33            $0.00

      (b) Group Two                           $16,469,761.90            $0.00

      (c) Series 1993-1                        $5,155,169.38            $0.00

      (d) Class A                              $4,847,198.22            $0.00

          Class B                                $307,971.16            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                 Per $1,000 of
                                                                 Original Invested
                                                     Total        Principal

      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1993-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------

                                                                  Per $1,000 of
                                                                 Original Invested
                                                     Total        Principal

      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1993-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                                  Per $1,000 of
                                                                 Original Invested
                                                     Total        Principal

      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1993-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

      (a) Group One                                           $21,784,226.11

      (b) Group Two                                            $4,250,000.00

      (c) Series 1993-1                                        $1,329,788.33

      (d) Class A                                              $1,250,000.00

          Class B                                                 $79,788.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                                 As a Percentage
                                                                   of Class A
                                                     Total       Invested Amount

          Series 1993-1 Class B               $63,829,840.00         8.5106%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                        Shared Amount      Class B Amount

          Maximum Amount                               $19,946,825.00     $15,957,460.00

          Available Amount                             $19,946,825.00     $15,957,460.00

          Amount of Drawings on Credit Enhancement
           for this Due Period                                  $0.00              $0.00

15.  Delinquency Summary
     -------------------

End of Due Period Master Trust Receivables Outstanding        $20,329,420,411.31

                            Delinquent Amount  Percentage of Ending
          Payment Status    Ending Balance     Receivables Outstanding

          30-59 days        $594,039,469.04          2.92%

          60-179 days       $955,320,695.53          4.70%


                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY:
                                       ----------------------------
                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1993-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

           The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on February 17, 1998:


      1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

      3.  The aggregate amount of Collections processed during the related Due
           Period is equal to                                                           $3,251,029,248.52

     4.   The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                              $106,375,759.85

     5.   The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                        $11,311,498.95

     6a.  The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                        $0.00

     6b.  The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                          $0.00

     7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall                                $0.00
               is equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
               Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to                            $0.00

     8.   The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                      $4,031,328.13

     9.   The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                                $6,758,680.87

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                           $718,686.40

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                        $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                          $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                                $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                          $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                            $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                        $211,439.08

     14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of February, 1998.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:
                                  -------------------------
                               Vice President, Director of Accounting,
                               and Treasurer